Exhibit 99.2

News release

HP Board Approves Policies on Stockholder Rights Plans, Executive Compensation

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Hewlett-Packard Company
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PALO ALTO, Calif., Sept. 21, 2007 – HP today announced that the HP board of directors has approved an amendment to the company’s bylaws regarding stockholder rights plans and that the company has adopted a new long-term executive compensation program, confirming its longstanding policy on performance-based pay.

The amendment to HP’s bylaws formalizes HP’s existing policy that, subject to a limited fiduciary exception, the HP board will seek stockholder approval prior to its adoption or extension of a stockholder rights plan. It also states that any stockholder rights plan adopted or extended by the HP board without prior stockholder approval pursuant to the fiduciary exception will expire unless ratified by the stockholders of HP within one year of adoption.

The HP board’s HR and Compensation Committee approved a new program, effective with the fiscal 2008 compensation review cycle, under which most equity grants will vest only upon the satisfaction of financial performance criteria over a three-year period.  In doing so, it confirmed its policy that a significant portion of long-term incentive compensation for senior executives should be performance-based.  The structure of the new program reflects an updated approach to performance-based plan design.

The details of the program, including specific performance metrics and targets, are still in development. HP expects to provide more information regarding the new program in HP’s proxy statement for its 2008 annual meeting of stockholders.

The bylaw amendment and new equity compensation program were adopted in response to proposals stockholders submitted and approved at HP’s most recent annual stockholder meeting held on March 14, 2007. They are disclosed in a Form 8-K filed with the U.S. Securities and Exchange Commission.

About HP

HP focuses on simplifying technology experiences for all of its customers – from individual consumers to the largest businesses. With a portfolio that spans printing, personal computing, software, services and IT infrastructure, HP is among the world’s largest IT companies, with revenue totaling $100.5 billion for the four fiscal quarters ended July 31, 2007. More information about HP (NYSE: HPQ) is available at www.hp.com.

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This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements of the plans, strategies and objectives of management for future operations; any statements concerning expected development, performance or market share relating to products and services; anticipated operational and financial results; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the execution and performance of contracts by HP and its customers, suppliers and partners; the achievement of expected results; and other risks that are described in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2007 and HP’s other filings with the Securities and Exchange Commission, including but not limited to HP’s Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2006. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2007 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.

09/2007